Exhibit 99.1

Charles River Laboratories Announces Fourth-Quarter and Full-Year 2020 Results and Provides 2021 Guidance

– Fourth-Quarter Revenue of $791.0 Million and Full-Year Revenue of $2.92 Billion –

– Fourth-Quarter GAAP Earnings per Share of $2.81 and Non-GAAP Earnings per Share of $2.39 –

– Full-Year GAAP Earnings per Share of $7.20 and Non-GAAP Earnings per Share of $8.13 –

– Provides 2021 Guidance –

– Announces Definitive Agreement to Acquire Cognate BioServices, A Premier, Cell and Gene Therapy CDMO –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 17, 2021--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2020 and provided guidance for 2021. For the quarter, revenue was $791.0 million, an increase of 14.4% from $691.1 million in the fourth quarter of 2019.

Acquisitions contributed 2.1% to consolidated fourth-quarter revenue growth. The impact of foreign currency translation benefited reported revenue growth by 2.0%. Excluding the effect of these items, organic revenue growth of 10.3% was driven by contributions from all three business segments.

On a GAAP basis, fourth-quarter net income attributable to common shareholders was $143.2 million, an increase of 78.2% from net income of $80.3 million for the same period in 2019. Fourth-quarter diluted earnings per share on a GAAP basis were $2.81, an increase of 74.5% from $1.61 for the fourth quarter of 2019. The increases in GAAP net income and earnings per share were driven primarily by higher revenue, operating income, and venture capital investment gains. GAAP earnings per share included a gain from the Company’s venture capital and other strategic investments of $1.01 per share in the fourth quarter of 2020, compared to $0.22 per share for the same period in 2019. The Company’s venture capital and other strategic investment performance has been excluded from non-GAAP results.

On a non-GAAP basis, net income from continuing operations was $122.1 million for the fourth quarter of 2020, an increase of 22.0% from $100.1 million for the same period in 2019. Fourth‑quarter diluted earnings per share on a non-GAAP basis were $2.39, an increase of 18.9% from $2.01 per share for the fourth quarter of 2019. The non-GAAP net income and earnings per share increases were driven primarily by higher revenue and operating income, as well as a benefit from non-operating items, including a lower tax rate.

James C. Foster, Chairman, President and Chief Executive Officer, said, “2020 was an extraordinary year, in which we were able to successfully navigate the challenges of the COVID-19 pandemic and reinforce our position as the leading, non-clinical CRO. Our strong financial performance reflects the resilience of our business model and the robust demand environment, which was driven by clients intensifying their use of strategic outsourcing and partnering with us to move their critical research programs forward. Our focus on enhancing the value that we provide to clients has made us a trusted partner, and we expect that the robust demand trends will continue. As a result, we believe we are well positioned for an excellent start in 2021.”

Mr. Foster continued, “We are pleased to be expanding our early-stage research and manufacturing support portfolio into the complementary, high-growth cell and gene therapy CDMO sector. The planned acquisition of Cognate BioServices will create a premier scientific partner for cell and gene therapy development, testing, and manufacturing, providing clients with an integrated solution from basic research through CGMP production. We believe this strategic expansion of our portfolio will be highly synergistic with our existing capabilities, particularly for biologics testing. It will enhance our ability to achieve our long-term financial goals and deliver greater value to both clients and shareholders.”

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $156.7 million in the fourth quarter of 2020, an increase of 19.3% from $131.3 million in the fourth quarter of 2019. The HemaCare and Cellero acquisitions completed in 2020 contributed 11.2% to fourth-quarter RMS revenue. Organic revenue growth of 5.2% was driven by higher revenue for research models services, particularly Genetically Engineered Models and Services (GEMS), as well as higher sales volume for research models due to accelerated demand in all geographic regions, particularly in China. Global demand for research models improved both on a year-over-year and sequential basis, as clients returned to normalized order activity in all geographic regions following COVID-19-related disruptions earlier in the year, principally in the second quarter.

In the fourth quarter of 2020, the RMS segment’s GAAP operating margin decreased to 21.9% from 23.0% in the fourth quarter of 2019, primarily due to acquisition-related amortization costs associated with HemaCare and Cellero. On a non-GAAP basis, the operating margin increased to 25.1% from 24.6% in the fourth quarter of 2019. The non-GAAP operating margin increased primarily due to operating leverage from higher sales volume in the research models business, as well as the benefit of operating efficiency initiatives.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $495.0 million in the fourth quarter of 2020, an increase of 12.7% from $439.2 million in the fourth quarter of 2019. Organic revenue growth of 11.3% was primarily driven by robust demand from global biopharmaceutical and biotechnology clients in both the Discovery Services and Safety Assessment businesses.

In the fourth quarter of 2020, the DSA segment’s GAAP operating margin decreased to 18.4% from 19.1% in the fourth quarter of 2019. On a non-GAAP basis, the operating margin decreased to 23.2% from 25.6% in the fourth quarter of 2019. The GAAP and non-GAAP operating margin decreases were driven primarily by increased costs due in part to higher performance-based compensation expense, as well as the study mix in the Safety Assessment business.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $139.3 million in the fourth quarter of 2020, an increase of 15.5% from $120.6 million in the fourth quarter of 2019. Organic revenue growth of 12.4% was led by robust demand in the Biologics Testing Solutions (Biologics) business. Both the Microbial Solutions and Avian Vaccine businesses were also significant contributors to fourth-quarter revenue growth.

In the fourth quarter of 2020, the Manufacturing segment’s GAAP operating margin increased to 35.3% from 34.4% in the fourth quarter of 2019. On a non-GAAP basis, the operating margin increased to 37.3% from 37.2% in the fourth quarter of 2019. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher revenue in the Biologics and Avian Vaccine businesses.

Full-Year Results

For 2020, revenue increased by 11.5% to $2.92 billion from $2.62 billion in 2019. Organic revenue growth was 7.0%.

On a GAAP basis, net income attributable to common shareholders was $364.3 million in 2020, an increase of 44.6% from $252.0 million in 2019. Diluted earnings per share on a GAAP basis in 2020 were $7.20, an increase of 42.0% from $5.07 in 2019. On a GAAP basis, the Company recorded a gain from venture capital and other strategic investments totaling $1.50 per share in 2020, compared to a gain of $0.30 in 2019.

On a non-GAAP basis, net income from continuing operations was $411.5 million in 2020, an increase of 23.1% from $334.4 million in 2019. Diluted earnings per share on a non-GAAP basis in 2020 were $8.13, an increase of 20.8% from $6.73 in 2019.

Research Models and Services (RMS)

For 2020, RMS revenue was $571.2 million, an increase of 6.3% from $537.1 million in 2019. Organic revenue growth declined by 3.3%, principally due to the impact of the COVID-19 pandemic.

On a GAAP basis, the RMS segment operating margin decreased to 18.0% in 2020 from 24.9% in 2019. On a non-GAAP basis, the operating margin decreased to 22.0% in 2020 from 26.2% in 2019.

Discovery and Safety Assessment (DSA)

For 2020, DSA revenue was $1.84 billion, an increase of 13.5% from $1.62 billion in 2019. Organic revenue growth was 9.4%.

On a GAAP basis, the DSA segment operating margin increased to 17.7% in 2020 from 16.0% in 2019. On a non-GAAP basis, the operating margin increased to 23.4% in 2020 from 22.0% in 2019.

Manufacturing Support (Manufacturing)

For 2020, Manufacturing revenue was $515.4 million, an increase of 10.8% from $465.1 million in 2019. Organic revenue growth was 10.4%.

On a GAAP basis, the Manufacturing segment operating margin increased to 35.2% in 2020 from 31.3% in 2019. On a non-GAAP basis, the operating margin increased to 37.4% in 2020 from 33.9% in 2019.

Planned Acquisition of Cognate BioServices

In a separate press release today, Charles River announced that it has signed a definitive agreement to acquire Cognate BioServices, Inc. for approximately $875 million in cash, subject to customary closing adjustments.

Cognate is a premier, cell and gene therapy CDMO offering comprehensive manufacturing solutions for cell therapies, as well as for production of plasmid DNA and other inputs in the CDMO value chain. The planned acquisition of Cognate will establish Charles River as a premier scientific partner for cell and gene therapy development, testing, and manufacturing, providing clients with an integrated solution from basic research through CGMP production.

Cognate is expected to generate annual revenue of approximately $140 million in 2021. By expanding into this high-growth sector, Cognate is expected to enhance Charles River’s growth potential by generating at least 25% compound annual revenue growth over the next five years. Cognate will be reported as part of Charles River’s Manufacturing Solutions segment.

2021 Guidance Excluding Cognate BioServices

The Company is providing the following revenue, earnings per share, and free cash flow guidance for 2021 excluding the financial impact of the planned acquisition of Cognate. The 2021 revenue growth outlook reflects a continuation of robust client demand trends, as well as a favorable comparison to last year’s revenue impact from the COVID-19 pandemic. Earnings per share in 2021 are expected to benefit from higher revenue and modest operating margin improvement, partially offset by a higher tax rate.

2021 GUIDANCE EXCLUDING COGNATE
Revenue growth, reported	12% – 14%
Less: Contribution from acquisitions (1)	(0.5%) – (1.0%)
Unfavorable/(favorable) impact of foreign exchange	(2.0%) – (2.5%)
Revenue growth, organic (2)	9% – 11%
GAAP EPS estimate (3)	$7.10 – $7.35
Acquisition-related amortization	$1.65 – $1.70
Acquisition-related adjustments (4)	$0.10 – $0.15
Other items (5)	~$0.10
Non-GAAP EPS estimate	$9.00 – $9.25
Free cash flow (6)	$415 – $435 million

Footnotes to Guidance Table:

(1) The contribution from acquisitions reflects only those acquisitions that have been completed.

(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign currency translation.

(3) GAAP EPS guidance does not include an estimate for future gains or losses from venture capital and other strategic investments. Potential gains or losses are expected in 2021, but the Company does not forecast the future performance of these investments. Any future gains or losses would be excluded from non-GAAP results.

(4) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.

(5) These items primarily relate to charges of approximately $0.10 associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure.

(6) Reconciliation of the current 2021 free cash flow guidance is as follows: Cash flow from operating activities of $595-$615 million, less capital expenditures of approximately $180 million, equates to free cash flow of $415-$435 million.

2021 Financial Impact of Cognate Acquisition

Based on the anticipated completion of the acquisition by the end of the first quarter of 2021, Cognate is expected to add approximately $110 million to Charles River’s 2021 consolidated revenue for the partial year. With this contribution from Cognate, Charles River’s reported revenue growth guidance is expected to increase to 16% to 18% for 2021.

The transaction is expected to be neutral to non-GAAP earnings per share in 2021, and therefore, is not expected to have a meaningful impact on the Company’s non-GAAP earnings per share guidance. Items excluded from non-GAAP earnings per share are expected to include all acquisition-related costs, which primarily include amortization of intangible assets, advisory fees, certain costs associated with efficiency initiatives, and certain third-party integration costs.

Webcast

Charles River has scheduled a live webcast on Wednesday, February 17th, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; executive transition costs; the write-off of deferred financing costs and fees related to debt financing; third-party costs associated with the remediation of unauthorized access into our information systems detected in March 2019; the non-cash tax benefit related to our international financing structure; charges related to the settlement of our U.S. pension plan; charges recorded in connection with the modification of our option to purchase equity in one of our joint ventures; investment gains or losses associated with our venture capital and other strategic equity investments; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. Commencing in the first quarter of 2019, we exclude the performance of our venture capital and other strategic investments due to the determination that such investment gains or losses are not core to our overall operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the impact of the COVID-19 pandemic; the projected future financial performance of Charles River and our specific businesses; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions, including the acquisition of HemaCare, Cellero, Distributed Bio, and Cognate BioServices on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; and Charles River’s future performance as delineated in our revised forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, enhanced efficiency initiatives, and the assumptions surrounding the COVID-19 pandemic that form the basis for our revised annual guidance. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, business practices, operations, suppliers, third party service providers, clients, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions, and internal controls over financial reporting; the COVID-19 pandemic’s impact on client demand, the global economy and financial markets; the ability to successfully integrate businesses we acquire; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; the impact of Brexit; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 11, 2020 and the Quarterly Report on Form 10-Q as filed on October 29, 2020, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019

Service revenue	$618,229	$549,380	$2,296,156	$2,029,371
Product revenue	172,761	141,758	627,777	591,855
Total revenue	790,990	691,138	2,923,933	2,621,226
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	408,242	357,636	1,533,230	1,371,699
Cost of products sold (excluding amortization of intangible assets)	82,780	71,188	317,162	291,216
Selling, general and administrative	143,033	129,598	528,935	517,622
Amortization of intangible assets	28,008	23,927	111,877	89,538
Operating income	128,927	108,789	432,729	351,151
Other income (expense):
Interest income	63	684	834	1,522
Interest expense	(33,147)	(24,362)	(86,433)	(60,882)
Other income, net	76,584	20,454	99,984	12,293
Income from operations, before income taxes	172,427	105,565	447,114	304,084
Provision for income taxes	28,237	25,053	81,808	50,023
Net income	144,190	80,512	365,306	254,061
Less: Net income attributable to noncontrolling interests	999	164	1,002	2,042
Net income attributable to common shareholders	$143,191	$80,348	$364,304	$252,019

Earnings per common share
Net income attributable to common shareholders:
Basic	$2.88	$1.64	$7.35	$5.17
Diluted	$2.81	$1.61	$7.20	$5.07

Weighted-average number of common shares outstanding:
Basic	49,754	48,875	49,550	48,730
Diluted	51,028	49,867	50,611	49,693

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	December 26, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$228,424	$238,014
Trade receivables, net of allowances for doubtful accounts of $6,702 and $3,664, respectively	617,740	514,033
Inventories	185,695	160,660
Prepaid assets	96,712	52,588
Other current assets	72,560	56,030
Total current assets	1,201,131	1,021,325
Property, plant and equipment, net	1,124,358	1,044,128
Operating lease right-of-use assets, net	178,220	140,085
Goodwill	1,809,168	1,540,565
Client relationships, net	721,505	613,573
Other intangible assets, net	66,094	75,840
Deferred tax assets	37,729	44,659
Other assets	352,626	212,615
Total assets	$5,490,831	$4,692,790

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$50,214	$38,545
Accounts payable	122,475	111,498
Accrued compensation	206,823	158,617
Deferred revenue	207,942	171,805
Accrued liabilities	149,820	139,118
Other current liabilities	102,477	90,598
Total current liabilities	839,751	710,181
Long-term debt, net and finance leases	1,929,571	1,849,666
Operating lease right-of-use liabilities	155,595	116,252
Deferred tax liabilities	217,031	167,283
Other long-term liabilities	205,215	182,933
Total liabilities	3,347,163	3,026,315
Redeemable noncontrolling interests	25,499	28,647
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 120,000 shares authorized; 49,767 shares issued and outstanding as of December 26, 2020 and 48,936 shares issued and outstanding as of December 28, 2019	498	489
Additional paid-in capital	1,627,564	1,531,785
Retained earnings	625,414	280,329
Treasury stock, at cost, 0 shares as of December 26, 2020 and December 28, 2019	-	-
Accumulated other comprehensive loss	(138,874)	(178,019)
Total equity attributable to common shareholders	2,114,602	1,634,584
Noncontrolling interest	3,567	3,244
Total equity	2,118,169	1,637,828
Total liabilities, redeemable noncontrolling interests and equity	$5,490,831	$4,692,790

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twelve Months Ended
	December 26, 2020	December 28, 2019

Cash flows relating to operating activities
Net income	$365,306	$254,061
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	234,924	198,095
Stock-based compensation	56,341	57,271
Deferred income taxes	(133)	(21,895)
Gain on venture capital and strategic equity investments, net	(100,861)	(20,706)
Other, net	17,273	7,931
Changes in assets and liabilities:
Trade receivables, net	(85,627)	(8,323)
Inventories	(18,379)	(21,399)
Accounts payable	748	29,775
Accrued compensation	40,481	3,394
Deferred revenue	28,647	(3,620)
Customer contract deposits	8,955	(10,898)
Other assets and liabilities, net	(1,100)	17,250
Net cash provided by operating activities	546,575	480,936
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(418,628)	(515,701)
Capital expenditures	(166,560)	(140,514)
Purchases of investments and contributions to venture capital investments	(26,692)	(22,341)
Proceeds from sale of investments	11,401	942
Other, net	(1,065)	(3,888)
Net cash used in investing activities	(601,544)	(681,502)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	2,230,988	3,358,461
Proceeds from exercises of stock options	46,586	34,546
Payments on long-term debt, revolving credit facility, and finance lease obligations	(2,200,400)	(3,124,588)
Payments on debt financing costs	-	(6,593)
Purchase of treasury stock	(23,979)	(18,087)
Other, net	(5,947)	(11,802)
Net cash provided by financing activities	47,248	231,937
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	794	11,357
Net change in cash, cash equivalents, and restricted cash	(6,927)	42,728
Cash, cash equivalents, and restricted cash, beginning of period	240,046	197,318
Cash, cash equivalents, and restricted cash, end of period	$233,119	$240,046

Supplemental cash flow information:	$228,424	$238,014
Cash and cash equivalents	3,074	431
Restricted cash included in Other current assets	1,621	1,601
Restricted cash included in Other assets	$233,119	$240,046
Cash, cash equivalents, and restricted cash, end of period

Cash paid for income taxes	$60,059	$54,060
Cash paid for interest	$72,461	$67,813
Non-cash investing and financing activities:
Additions to property, plant and equipment, net	$25,614	$21,447
Assets acquired under finance leases	$1,571	$4,819

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Twelve Months Ended
	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019
Research Models and Services
Revenue	$156,697	$131,317	$571,152	$537,089
Operating income	34,381	30,183	102,706	133,912
Operating income as a % of revenue	21.9%	23.0%	18.0%	24.9%
Add back:
Amortization related to acquisitions	3,975	339	19,556	1,381
Severance	118	1,000	645	2,106
Acquisition related adjustments (2)(3)	876	-	2,375	2,201
Site consolidation costs, impairments and other items	-	786	200	1,043
Total non-GAAP adjustments to operating income	$4,969	$2,125	$22,776	$6,731
Operating income, excluding non-GAAP adjustments	$39,350	$32,308	$125,482	$140,643
Non-GAAP operating income as a % of revenue	25.1%	24.6%	22.0%	26.2%

Depreciation and amortization	$9,747	$4,999	$37,080	$19,197
Capital expenditures	$13,902	$12,010	$29,487	$26,989

Discovery and Safety Assessment
Revenue	$495,004	$439,202	$1,837,428	$1,618,995
Operating income	91,087	83,689	325,959	258,903
Operating income as a % of revenue	18.4%	19.1%	17.7%	16.0%
Add back:
Amortization related to acquisitions	21,978	22,357	90,304	80,424
Severance	130	4,778	4,117	7,311
Acquisition related adjustments (3)	828	1,614	3,673	10,130
Site consolidation costs, impairments and other items	726	-	6,598	(207)
Total non-GAAP adjustments to operating income	$23,662	$28,749	$104,692	$97,658
Operating income, excluding non-GAAP adjustments	$114,749	$112,438	$430,651	$356,561
Non-GAAP operating income as a % of revenue	23.2%	25.6%	23.4%	22.0%

Depreciation and amortization	$43,784	$39,908	$168,922	$151,139
Capital expenditures	$59,217	$41,713	$105,653	$86,843

Manufacturing Support
Revenue	$139,289	$120,619	$515,353	$465,142
Operating income	49,206	41,527	181,494	145,420
Operating income as a % of revenue	35.3%	34.4%	35.2%	31.3%
Add back:
Amortization related to acquisitions	2,144	2,260	8,758	9,062
Severance	428	1,102	2,413	1,651
Acquisition related adjustments (3)	-	68	(421)	286
Site consolidation costs, impairments and other items	151	(103)	320	1,382
Total non-GAAP adjustments to operating income	$2,723	$3,327	$11,070	$12,381
Operating income, excluding non-GAAP adjustments	$51,929	$44,854	$192,564	$157,801
Non-GAAP operating income as a % of revenue	37.3%	37.2%	37.4%	33.9%

Depreciation and amortization	$6,647	$6,007	$25,904	$23,584
Capital expenditures	$12,302	$9,318	$26,287	$23,617

Unallocated Corporate Overhead	$(45,747)	$(46,610)	$(177,430)	$(187,084)
Add back:
Severance and executive transition costs	375	390	411	390
Acquisition related adjustments (3)	4,020	3,634	13,996	26,822
Other items (4)	-	657	(661)	2,065
Total non-GAAP adjustments to operating expense	$4,395	$4,681	$13,746	$29,277
Unallocated corporate overhead, excluding non-GAAP adjustments	$(41,352)	$(41,929)	$(163,684)	$(157,807)

Total
Revenue	$790,990	$691,138	$2,923,933	$2,621,226
Operating income	128,927	108,789	432,729	351,151
Operating income as a % of revenue	16.3%	15.7%	14.8%	13.4%
Add back:
Amortization related to acquisitions	28,097	24,956	118,618	90,867
Severance and executive transition costs	1,051	7,270	7,586	11,458
Acquisition related adjustments (2)(3)	5,724	5,316	19,623	39,439
Site consolidation costs, impairments and other items (4)	877	1,340	6,457	4,283
Total non-GAAP adjustments to operating income	$35,749	$38,882	$152,284	$146,047
Operating income, excluding non-GAAP adjustments	$164,676	$147,671	$585,013	$497,198
Non-GAAP operating income as a % of revenue	20.8%	21.4%	20.0%	19.0%

Depreciation and amortization	$60,876	$51,833	$234,924	$198,095
Capital expenditures	$87,854	$63,839	$166,560	$140,514
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This amount represents a $2.2 million charge recorded during fiscal 2019 in connection with the modification of the option to purchase the remaining 8% equity interest in Vital River.
(3)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.
(4)	This amount relates to third-party costs, net of insurance reimbursements, associated with the remediation of the unauthorized access into the Company's information systems which was detected in March 2019.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 26, 2020	December 28, 2019	December 26, 2020	December 28, 2019

Net income attributable to common shareholders	$143,191	$80,348	$364,304	$252,019
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	35,749	38,882	152,284	146,047
Write-off of deferred financing costs and fees related to debt financing	-	1,605	-	1,605
Venture capital and strategic equity investment (gains) losses, net	(68,635)	(14,983)	(100,861)	(20,707)
Loss due to U.S. Pension termination	10,283	-	10,283	-
Tax effect of non-GAAP adjustments:
Non-cash tax provision (benefit) related to international financing structure (2)	1,454	581	4,444	(19,787)
Tax effect of the remaining non-GAAP adjustments	87	(6,368)	(18,953)	(24,811)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$122,129	$100,065	$411,501	$334,366

Weighted average shares outstanding - Basic	49,754	48,875	49,550	48,730
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	1,274	992	1,061	963
Weighted average shares outstanding - Diluted	51,028	49,867	50,611	49,693

Earnings per share attributable to common shareholders:
Basic	$2.88	$1.64	$7.35	$5.17
Diluted	$2.81	$1.61	$7.20	$5.07

Basic, excluding non-GAAP adjustments	$2.45	$2.05	$8.30	$6.86
Diluted, excluding non-GAAP adjustments	$2.39	$2.01	$8.13	$6.73
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

For the three months ended December 26, 2020	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	14.4%	19.3%	12.7%	15.5%
Decrease (increase) due to foreign exchange	(2.0)%	(2.9)%	(1.4)%	(3.1)%
Contribution from acquisitions (2)	(2.1)%	(11.2)%	- %	- %
Non-GAAP revenue growth, organic (3)	10.3%	5.2%	11.3%	12.4%

For the twelve months ended December 26, 2020	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	11.5%	6.3%	13.5%	10.8%
Decrease (increase) due to foreign exchange	(0.4)%	(0.6)%	(0.4)%	(0.4)%
Contribution from acquisitions (2)	(4.1)%	(9.0)%	(3.7)%	- %
Non-GAAP revenue growth, organic (3)	7.0%	(3.3)%	9.4%	10.4%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

Contacts

Investors:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com